EXHIBIT 4.148


                          CUMMINGS AMENDMENT AGREEMENT


This Amendment Agreement is dated for reference the 4th day of December 2008

BETWEEN:

                  KEALEY CUMMINGS                         (as to 50%)
                  95 College Circle
                  Ottawa, Ontario  K1K 4R9
                  Tel:  (613) 842-4854

                  ALINE CUMMINGS                          (as to 50%)
                  P.O. Box 389
                  Iroquois Falls, Ontario  P0K 1G0
                  Tel:  (702) 232-6255

                  (hereinafter referred to collectively as the "Optionors")

                                                          BOTH OF THE FIRST PART
AND:

                  AMADOR GOLD CORP.
                  711 - 675 West Hastings Street
                  Vancouver, British Columbia V6B 1N2
                  Telephone:  (604) 685-2222

                  (the above hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WHEREAS the Optionee and the Optionors entered into an option agreement dated for reference the 7th day of December 2007 (the "Cummings Agreement") and the parties wish to amend the terms of the Cummings Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. Section 3 to the Cummings Agreement be deleted in its entirety and replaced with Section 3 as written below:

         "3. TERMS OF THE OPTION

              In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

         (a)      pay to the Optionors $5,000 on or before December 10, 2008;

         (b) pay to the Optionors a further $5,000 on or before December 1, 2009;

         (c)      pay to the Optionors a further  $10,000 on or before  December
                  1, 2010;

         (d) pay to the Optionors a final $10,000 on or before December 1, 2011;

         (e) pay to the Optionors a final $10,000 on or before December 1, 2012;

         (f) pay to the Optionors a final $10,000 on or before December 1, 2013; and

         (g) pay to the Optionors a final $10,000 on or before December 1, 2014."

2. In all other respects the terms of the Cummings Agreement remain as written.

3.       Time shall be of the essence of this Amendment Agreement.

4. The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

5. This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.


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                                     Page 2


6. This Amendment Agreement together with the Cummings Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

7. This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

SIGNED and DELIVERED by                    )
KEALEY CUMMINGS in the presence of:        )
                                           )
BY:  /S/ CHARLENE CUMMINGS                 )
----------------------------------------
Witness Signature                          )
                                           )
CHARLENE CUMMINGS                          )
----------------------------------------
Name (printed)                             )      BY:  /S/ KEALEY CUMMINGS
                                                  ------------------------------
                                           )      KEALEY CUMMINGS
3089 ARMADA AVE., OTTAWA, ON               )
----------------------------------------
Address                                    )



SIGNED and DELIVERED by                    )
ALINE CUMMINGS in the presence of:         )
                                           )
BY:  /S/ A. BURGOON                        )
----------------------------------------
Witness Signature                          )
                                           )
ANNE BURGOON                               )
----------------------------------------
Name (printed)                             )      BY:  /S/ ALINE CUMMINGS
                                                  ------------------------------
                                           )      ALINE CUMMINGS
130 HUNTINGWOOD AVE., DUNDAS, ON           )
----------------------------------------
Address                                    )



AMADOR GOLD CORP.                          )
                                           )
                                           )
Per:_________________________________      )
         Alan Campbell, Director           )